UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008

_________________

TELANETIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51995	77-0622733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11201 SE 8th Street, Suite 200, Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 362-2250

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     Entry Into a Material Definitive Agreement.

On June 30, 2008, Telanetix, Inc., a Delaware corporation ("we," "us," "our" or the "Company"), entered into a securities exchange agreement with the holders (collectively, the "Investors") of all of the currently outstanding debentures and shares of preferred stock of the Company, pursuant to which the Company issued six-year, interest only debentures due June 30, 2014 in exchange for all of the currently outstanding debentures and shares of preferred stock of the Company. The debentures issued amend and restate the terms of the previously outstanding debentures held by the Investors.

The following summarizes the terms of the debentures we issued:

Term. The debentures are due and payable on June 30, 2014.

Interest. Interest accrues at the rate of 12.0% per annum and is payable monthly, commencing on August 1, 2008.

Principal Payment. The principal amount of the debenture, if not paid earlier, is due and payable on June 30, 2014.

Payments of Interest. We have the right to make interest payments in cash, or upon notice to the holders and compliance with certain equity conditions, we can pay all or a portion of any such payment in common stock valued at a price equal to the lesser of the then effective conversion price (initially $1.25) or 85% of the average of the volume weighted average price, or VWAP, per share for our common stock for the 10 consecutive trading days immediately prior to the applicable payment date.

Early Redemption. We have the right to redeem the debentures before their maturity by payment in cash of 120% of the then outstanding principal amount plus (i) accrued but unpaid interest, (ii) an amount equal to all interest that would have accrued if the principal amount subject to such redemption had remained outstanding through the maturity date and (iv) all liquidated damages and other amounts due in respect of the debenture. To redeem the debentures we must meet certain equity conditions. The payment of the debentures would occur on the 10th day following the date we gave the holders notice of our intent to redeem the debentures. We agreed to honor any notices of conversion that we receive from a holder before the date we pay off the debentures.

Voluntary Conversion by Holder. The debentures are convertible at anytime at the discretion of the holder at a conversion price per share of $1.25, subject to adjustment including full-ratchet, anti-dilution protection.

Forced Conversion. Subject to compliance with certain equity conditions, we also have the right to force conversion if the VWAP for our common stock exceeds 200% of the then effective conversion price for 20 trading days out of a consecutive 30 trading day period. Any forced conversion is subject our meeting certain equity conditions and is subject to a 4.99% cap on the beneficial ownership of our shares of common stock by the holder and its affiliates following such conversion.

Covenants. The debentures impose certain covenants on us, including restrictions against incurring additional indebtedness, creating any liens on our property, amending our certificate of incorporation or bylaws, redeeming or paying dividends on shares of our outstanding common stock, and entering into certain related party transactions. The debentures define certain events of default, including without limitation failure to make a payment obligation, failure to observe other covenants of the debenture or related agreements (subject to applicable cure periods), breach of representation or warranty, bankruptcy, default under another significant contract or credit obligation, delisting of our common stock, a change in control, failure to secure and maintain an effective registration statement covering the resale of the common stock underlying the debentures and the warrants, or failure to deliver share certificates in a timely manner. In the event of default, the holders of the debentures have the right to accelerate all amounts outstanding under the debenture and demand payment of a mandatory default amount equal to 130% of the amount outstanding plus accrued interest and expenses.

Security. The debentures we issued are secured by all of our assets under the terms of the amended and restated security agreement we and our subsidiaries entered into with the Investors, which amends and restates the security agreement we and the Investors entered into in connection with our August 2007 financing. Each of our subsidiaries also entered into guarantees in favor of the Investors, pursuant to which each subsidiary guaranteed the complete payment and performance by us of our obligations under the debentures and related agreements.

In connection with the recapitalization transaction described above, the exercise price of all of the warrants to purchase shares of our common stock held by the Investors was reset to $1.00 per share.

A copy of the press release announcing the recapitalization transaction described above is attached as Exhibit 99.1 to this report and is incorporated herein by this reference. The summary of the recapitalization transaction described above, and the summary of the terms of the securities and agreements related to such transaction, are qualified in their entirety by reference to the securities exchange agreement, the form of debenture, and the amended and restated security agreement, each of which is filed as an exhibit to this report and incorporated herein by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information provided in response to Item 1.01 of this report with respect to the debentures we issued, is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02. The investors met the accredited investor definition of Rule 501 of the Securities Act. The debentures were issued pursuant to Sections 3(a)(9) and 18(b)(4)(C) of the Securities Act and in a private placement under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act. The offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investor in connection with the offering.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Descriptions
4.1	Form of senior secured convertible debenture issued in connection with the June 2008 recapitalization
10.1	Securities Exchange Agreement dated June 30, 2008, by and among Telanetix, Inc., a Delaware corporation, and the purchasers identified therein
10.2

Amended and Restated Security Agreement dated June 30, 2008, by and among Telanetix, Inc., a Delaware corporation, all of its subsidiaries and the holders of the senior secured convertible debentures issued in connection with the June 2008 recapitalization

99.1	Press Release

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

Dated: June 30, 2008	Telanetix, Inc.
By:	/s/ J. Paul Quinn
J. Paul Quinn Chief Financial Officer

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